                                                                    EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated July 17, 2000 relating to the consolidated financial statements and financial statement schedule of Resources Connection, Inc. and its subsidiaries and our reports dated August 6, 1999 relating to the financial statements and financial statement schedule of Resources Connection LLC which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Orange County, California

October 18, 2000